Exhibit 10.1

Amendment Number One

To The

West Marine, Inc.

Omnibus Equity Incentive Plan

Pursuant to the power reserved to the Board of Directors of West Marine, Inc. (the “Board”) under Section 15 of the West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated effective as of May 19, 2011 (the “Plan”), at a meeting of the Board on March 30, 2012, the Board approved the following amendment to the Plan:
1.
Section 11 of the Plan, entitled "Non-Employee Director Awards” shall be amended by deleting the same in its entirety and by substituting in its place “Reserved”.
2.
This Amendment Number One to the Plan shall be effective as of March 30, 2012.

WEST MARINE, INC.

/s/ Pamela Fields
Pamela Fields, Secretary